Section 2: EX-99.1

Press Release

Contact:

Barbara M. Conley

Senior Vice President and General Counsel

First Business Financial Services, Inc.

608-232-5902

bconley@firstbusiness.com

First Business Financial Services

Announces Dividend

MADISON, WI – December 15, 2011 – First Business Financial Services, Inc. (NASDAQ: FBIZ) announced that its board of directors has declared a quarterly cash dividend on its common stock of $0.07 per share. The 2011 annualized dividend amount is $0.28 per share. The cash dividend is payable on January 15, 2012 to shareholders of record at the close of business on January 1, 2012.

About First Business Financial Services, Inc.

First Business Financial Services (Nasdaq:FBIZ) is a $1.1 billion Wisconsin-based bank holding company that specializes in focused financial solutions for businesses, key executives, and high net worth individuals through its operating companies. It is the 2nd largest Wisconsin-based commercial bank holding company listed on NASDAQ or NYSE. Its companies include: First Business Bank—Madison; First Business Bank—Milwaukee; First Business Bank—Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call (608) 238-8008.

The First Business Financial Services, Inc. logo is available at

http://www.globenewswire.com/newsroom/prs/?pkgid=2667

### End of Release ###